Exhibit 99.1

Quantum-Si Reports Third Quarter 2021 Financial Results

Quantum-Si Continues Momentum and Accelerates Commercialization Efforts

GUILFORD, Conn., November 10. Quantum-Si Incorporated (NASDAQ: QSI) (“Quantum-Si” or the “Company”), a life sciences tools company commercializing a unique protein sequencing platform, today announced financial results for the quarter ended September 30, 2021 and provided a business update.

Recent Highlights

•	Expanded Early Access program to ten, with five additional sites, and participation from leading academic centers and key industry partners

•
Accelerated efforts to create an application ecosystem around our platform through external partnerships, including the Ecole Superieure de Physique et de Chimie Industrielles (ESPCI) in Paris and Protein Evolution, Inc. (PEI)

•	Began operations at the new product development and operations facility in San Diego, CA and made critical hires to accelerate product development and commercial readiness

•
Entered into a definitive agreement to acquire Majelac Technologies LLC, a provider of semiconductor packaging and integrated circuit assembly services, to help secure chip production heading into 2022 and beyond.

“In the third quarter, we made significant progress across our core foundational goals and accelerated all phases of commercial efforts,” said John Stark, Chief Executive Officer. “We now have a total of 10 sites in our Early Access program and are encouraged by the increasing enthusiasm within the scientific community as we move from known protein confirmation to resolution at variant and structural levels. We are well capitalized to pursue our mission to transform the field of single molecule protein sequencing by leveraging our unique Time Domain Sequencing approach and look forward to sharing our progress over the next quarters.”

Third Quarter 2021 Financial Results

Operating expenses were $25.2 million in the third quarter of 2021, compared to $8.6 million in the third quarter of 2020, representing an increase of 194%.

Research and development expenses for the third quarter of 2021 were $11.1 million compared to $6.7 million in the third quarter of 2020. The increase was driven primarily by increased headcount, and internal and external product development activities.

Selling, general and administrative expenses for the third quarter of 2021 were $14.1 million, compared to $1.9 million in the third quarter of 2020. The increase was driven primarily by personnel costs, stock-based compensation expense and costs associated with being a public company.

Net loss for the third quarter of 2021 was $18.1 million compared to a net loss of $8.6 million during the third quarter of 2020. Adjusted EBITDA was negative $17.5 million in the third quarter of 2021 compared with negative $7.8 million in the same period in 2020. Please see the reconciliation of non-GAAP Adjusted EBITDA to net loss below.

As of September 30, 2021, cash and cash equivalents and marketable securities were $500.2 million.

Webcast and Conference Call Information

Quantum-Si will host a conference call to discuss its third quarter 2021 financial results and provide a business update on November 11, 2021, at 8:30 AM Eastern Time. Interested parties may access the conference call by dialing (844) 200-6205 (U.S. domestic callers) or (929) 526-1599 (All other locations) and using access code 397843. The call will be webcast live and will be available for replay on the Investors section of Quantum-Si’s website under Events & Presentations.

About Quantum-Si

Founded by Dr. Jonathan Rothberg in 2013, Quantum-Si is focused on revolutionizing the growing field of proteomics. The Company's suite of technologies is powered by a first-of-its-kind semiconductor chip designed to enable single-molecule next-generation protein sequencing, and digitize proteomic research in order to advance drug discovery and diagnostics beyond what has been possible with DNA sequencing.

Non-GAAP Financial Measures

In addition to providing financial measurements that have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), the Company provides additional financial metrics that are not prepared in accordance with U.S. GAAP (“non-GAAP”). The non-GAAP financial measure included in this press release is Adjusted EBITDA. The Company presents non-GAAP financial measures in order to assist readers of its condensed consolidated financial statements in understanding the core operating results that its management uses to evaluate the business and for financial planning purposes. The Company’s non-GAAP financial measure, Adjusted EBITDA, provides an additional tool for investors to use in comparing its financial performance over multiple periods.

Adjusted EBITDA is a key performance measure that the Company’s management uses to assess its operating performance. This non-GAAP measure facilitates internal comparisons of the Company’s operating performance on a more consistent basis. The Company uses this performance measure for business planning purposes and forecasting. The Company believes that Adjusted EBITDA enhances an investor’s understanding of the Company’s financial performance as it is useful in assessing its operating performance from period-to-period by excluding certain items that the Company believes are not representative of its core business.

Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate this measure in the same manner. Adjusted EBITDA is not prepared in accordance with U.S. GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. When evaluating the Company’s performance, you should consider Adjusted EBITDA alongside other financial performance measures prepared in accordance with U.S. GAAP, including net loss.

The non-GAAP financial measure does not replace the presentation of the Company’s U.S. GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with U.S. GAAP. In this press release, the Company has provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable U.S. GAAP financial measure. A reconciliation of Adjusted EBITDA to corresponding U.S. GAAP measures is not available on a forward-looking basis because the Company is unable to predict with reasonable certainty the non-cash component of employee compensation expense, changes in its working capital needs, the impact of earnings or charges resulting from matters the Company considers not to be reflective, on a recurring basis, of its ongoing operations, and other such items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP. Management strongly encourages investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of the Company may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations with respect to future performance and development and commercialization of products and services. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on the Company's business; the inability to maintain the listing of the Company's shares of Class A common stock on The Nasdaq Stock Market LLC; the ability to recognize the anticipated benefits of the recently completed business combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company's product development and commercialization activities; the potential attributes and benefits of the Company's products and services; the Company's ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company's ability to identify, in-license or acquire additional technology; the Company's ability to maintain its existing lease, license, manufacture and supply agreements; the Company's ability to compete with other companies currently marketing or engaged in the development and commercialization of products and services that the Company is developing; the size and growth potential of the markets for the Company's future products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company's products and services following anticipated commercial launch; the Company's estimates regarding future expenses, future revenue, capital requirements and needs for additional financing; the Company's financial performance; and other risks and uncertainties indicated from time to time in the Company's filings with the U.S. Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
 (in thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$11,104	$6,655	$32,190	$21,174
General and administrative	12,989	1,631	34,211	5,157
Sales and marketing	1,082	266	2,717	825
Total operating expenses	25,175	8,552	69,118	27,156
Loss from operations	(25,175)	(8,552)	(69,118)	(27,156)
Interest expense	-	(4)	(5)	(5)
Dividend income	739	2	741	95
Change in fair value of warrant liabilities	6,975	-	3,442	-
Other (expense), net	(630)	(3)	(627)	(2)
Loss before provision for income taxes	(18,091)	(8,557)	(65,567)	(27,068)
Provision for income taxes	-	-	-	-
Net loss and comprehensive loss	$(18,091)	$(8,557)	$(65,567)	$(27,068)
Net loss per common share attributable to common stockholders, basic and diluted	$(0.13)	$(1.60)	$(1.09)	$(5.06)
Weighted-average shares used to compute net loss per share attibutable to common stockholders, basic and diluted	136,456,848	5,360,497	60,104,891	5,350,771

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
 (in thousands, except share and per share amounts)
(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$62,103	$36,910
Marketable securities	438,102	-
Prepaid expenses and other current assets	4,997	948
Total current assets	505,202	37,858
Property and equipment, net	4,207	1,996
Other assets	117	-
Other assets - related party	-	738
Total assets	$509,526	$40,592
Liabilities, convertible preferred stock and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$3,172	$1,329
Accrued expenses and other current liabilities	4,024	1,425
Total current liabilities	7,196	2,754
Long-term liabilities:
Warrant liabilities	8,176	-
Notes payable	-	1,749
Other long-term liabilities	239	-
Total liabilities	15,611	4,503
Commitments and contingencies
Convertible preferred stock
Convertible preferred stock (Series A, B, C, D, and E) $0.0001 par value with an aggregate liquidation preference of $0 and $216 as of September 30, 2021 and December 31, 2020, respectively; 0 and 92,078,549 shares authorized as of September 30, 2021 and December 31, 2020, respectively; 0 and 90,789,268 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	-	195,814
Stockholders' equity (deficit)
Class A Common stock, $0.0001 par value; 600,000,000 and 90,000,000 shares authorized as of September 30, 2021 and December 31, 2020, respectively; 116,717,990 and 5,378,287 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	12	1
Class B Common stock, $0.0001 par value; 27,000,000 and 0 shares authorized as of September 30, 2021 and December 31, 2020, respectively; 19,937,500 and 0 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	2	-
Additional paid-in capital	731,711	12,517
Accumulated deficit	(237,810)	(172,243)
Total stockholders' equity (deficit)	493,915	(159,725)
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$509,526	$40,592

QUANTUM-SI INCORPORATED
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)

Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(18,091)	$(8,557)	$(65,567)	$(27,068)
Interest expense	-	4	5	5
Dividend income	(739)	(2)	(741)	(95)
Change in fair value of warrant liabilities	(6,975)	-	(3,442)	-
Other expense, net	630	3	627	2
Stock-based compensation expense	7,396	493	17,840	1,601
Depreciation	264	222	712	676
Transaction related costs	-	-	7,383	-
Adjusted EBITDA	$(17,515)	$(7,837)	$(43,183)	$(24,879)

Investor Contacts
Juan Avendano
VP of Investor Relations
javendano@quantum-si.com

Mike Cavanaugh
ICR Westwicke
(617) 877-9641
ir@quantum-si.com

Media Contact
Cammy Duong
ICR Westwicke
(203) 682-8380
QSI-PR@westwicke.com